Exhibit 3.1

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF HCBF HOLDING COMPANY, INC.

HCBF Holding Company, Inc. does hereby amend and restate its Articles of Incorporation by filing the following Amended and Restated Articles of Incorporation (these “Articles”), pursuant to Section 607.1007 of the Florida Statutes.

1.           The name of the Corporation is HCBF Holding Company, Inc.

2.           Set forth below is the text of the Amended and Restated Articles of Incorporation for HCBF Holding Company, Inc.:

FIRST.                The name of the corporation shall be: HCBF HOLDING COMPANY, INC. (the “Corporation”).

SECOND.           The street address of the registered office of the Corporation shall be 777 South Flagler Drive, Suite 500 East, West Palm Beach, Florida 33401, and the registered agent of the Corporation at such address shall be GY Corporate Services, Inc. The principal place of business and the mailing address of the Corporation shall be 311 South Second Street, Fort Pierce, Florida 34950. The Corporation may change its registered agent, the location of its registered office, its principal place of business, or its mailing address, or any of the foregoing, from time to time without amendment of these Articles.

THIRD.               The general purpose of this Corporation shall be the transaction of any and all lawful activities or business for which corporations may be incorporated under the laws of the State of Florida.

FOURTH.           The aggregate number of shares of all classes of capital stock which this Corporation shall have authority to issue is 55,000,000, consisting of (i) 50,000,000 shares of common stock, each having a par value of $0.001 (the “Common Stock”), and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). As to the authorized 50,000,000 shares of Common Stock, the Corporation shall have the authority to issue 40,000,000 shares designated as “Voting Common Stock” and 10,000,000 shares designated as “Non-Voting Common Stock.” Except as expressly provided herein or required by law, all shares of Common Stock shall have the same rights, preferences, and limitations.

The designation and preferences, limitations, and relative rights of the Common Stock and the Preferred Stock of the Corporation are as follows:

A.           Provisions Relating to Common Stock.

1.           Dividends. Subject to the rights of the holders of Preferred Stock, the holders of the [Voting] Common Stock shall be entitled to receive when, as and if declared by the Board of Directors of the Corporation (the “Board of Directors”), out of funds legally available therefore, dividends payable in cash, stock, or otherwise. In the case of the declaration and payment of a stock dividend, each class of Common Stock shall receive such stock dividend in like class of Common Stock.

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2.           Liquidation. Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock shall have been paid the amounts to which they shall be entitled (if any) or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

3.           Voting Rights to Amend Articles of Incorporation. In addition to any other vote required by law, the affirmative vote of a majority of the outstanding shares of Voting Common Stock and Non-Voting Common Stock, voting separately as a class, as the case may be, shall be required to amend, alter, or repeal (including by merger, consolidation, or otherwise) any provision of these Articles that materially and adversely affects the powers, preferences, limitations, or rights of the Voting Common Stock or the Non-Voting Common Stock, respectively.

B.           Provisions Relating to Voting Common Stock.

1.           Voting Rights. Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of Preferred Stock, as hereinbelow provided, all rights and all voting power shall be vested exclusively in the holders of the Voting Common Stock.

2.           Conversion Right.

(a)          Any holder of Voting Common Stock may at any time and from time to time elect to convert any number of shares of Voting Common Stock then held by such shareholder into an equal number of shares of Non-Voting Common Stock with the prior approval of the Board of Directors acting in its sole and absolute discretion.

(b)          Until presented and surrendered for cancellation following such conversion, each certificate representing shares of Voting Common Stock in respect of which a conversion election has been made and approved in accordance with the previous sentence shall be deemed to represent the number of shares of Non-Voting Common Stock into which such shares have been converted, and upon presentation and surrender of such certificate the holder thereof shall be entitled to receive a certificate for the appropriate number of shares of Non-Voting Common Stock. Upon conversion, each converted share of Voting Common Stock shall become an authorized but unissued share of Voting Common Stock. The Corporation shall from time to time reserve for issuance the number of shares of Non-Voting Common Stock into which all outstanding shares of Voting Common Stock may then be converted, and shall reserve for issuance the number of shares of Voting Common Stock into which all outstanding shares of Non-Voting Common Stock may be converted; provided, however, that the Corporation shall restrict the number of shares that may be converted at any time to no more than the number of shares that would result in any shareholder reaching (but not exceeding) its voting limit under its subscription agreement.

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C.           Provisions Relating to Non-Voting Common Stock.

1.           Voting Rights. Except as otherwise required by law or as may be provided herein, shares of Non-Voting Common Stock shall have no voting power on any matter.

2.           Conversion Right.

(a)          Any holder of Non-Voting Common Stock may irrevocably convert any number of shares of Non-Voting Common Stock into an equal number of shares of Voting Common Stock, but only with respect to the shares being transferred only if such conversion is simultaneous with or following (i) a transfer that is part of a widely distributed public offering of Voting Common Stock, (ii) a transfer that is part of a private placement of Voting Common Stock in which no one party acquires the rights to purchase in excess of 2% of the Voting Common Stock then outstanding, (iii) a transfer of Voting Common Stock to an underwriter for the purpose of conducting a widely distributed public offering, (iv) following a widely distributed public offering, a transfer of Voting Common Stock not requiring registration under the Securities Act of 1933, as amended, in reliance on Rule 144 thereunder in which no one party acquires in excess of 2% of the Voting Common Stock then outstanding, (v) transfers to the Corporation (or a subsidiary thereof) or (vi) a transfer to a person that would control more than 50% of the “voting securities” of the Corporation as defined by the Office of Thrift Supervision or its successor without giving effect to such transfer (the “Conversion Conditions”). Such conversion shall be binding on all direct or indirect transferees and assignees. If the Corporation ceases to be a savings and loan holding company or ceases to control a depository institution, then the Conversion Conditions shall lapse and any holder of Non-Voting Common Stock may convert such shares of Non-Voting Common Stock into Voting Common Stock without limitation as described herein.

(b)          Until presented and surrendered for cancellation following such conversion, each certificate representing shares of Non-Voting Common Stock in respect of which a conversion election has been made and approved in accordance with Article FOURTH, Section C.2.(a), shall be deemed to represent the number of shares of Voting Common Stock into which such shares have been converted, and upon presentation and surrender of such certificate the holder thereof shall be entitled to receive a certificate for the appropriate number of shares of Voting Common Stock. Upon a conversion, each converted share of Non-Voting Common Stock shall become an authorized but unissued share of Voting Common Stock. The Corporation shall from time to time reserve for issuance the number of shares of Non-Voting Common Stock into which all outstanding shares of Voting Common Stock may then be converted, and shall reserve for issuance the number of shares of Voting Common Stock into which all outstanding shares of Non-Voting Common Stock may be converted.

D.           Provisions Relating to Preferred Stock.

1.           Number and Class of Shares Authorized. The Corporation is authorized to issue up to 5,000,000 shares of Preferred Stock, which constitutes a separate and single class of shares, and which may be issued in one or more series.

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2.           Rights, Preferences and Restrictions. The Board of Directors is vested with the authority to establish, in its discretion, the voting rights and other designations, preferences, rights, qualifications, limitations, and restrictions, if any, of each such series by the adoption and filing in accordance with the Act, before any such issuance of any shares of such series, of an amendment or amendments to these Articles determining the terms of such series, which amendment need not be approved by the shareholders or holders of any class or series of shares except as provided for by law. All shares of Preferred Stock of the same series shall be identical with each other in all respects.

FIFTH.                 Registered Agent, Registered Office, & Registered Agent’s Signature:

GY Corporate Services, Inc.

777 South Flagler Drive

Suite 500 East

West Palm Beach, Florida 33401

Having been named as registered agent and to accept service of process for the above-stated corporation at the place designated in this certificate, GY Corporate Services, Inc. hereby accepts the appointment as registered agent and agrees to act in this capacity. GY Corporate Services, Inc. further agrees to comply with the provisions of all statutes relating to the proper and complete performance of its duties, and GY Corporate Services, Inc. is familiar with and accepts the obligations of its position as registered agent as provided for in Chapter 607 of the Florida Statutes.

GY CORPORATE SERVICES, INC.

By:	/s/ Michael V. Mitrione
Michael V. Mitrione, Vice President

SIXTH.                The name and address of the incorporator of this Corporation are as follows:

Michael V. Mitrione, Esq.

c/o Gunster, Yoakley & Stewart, P.A.

Phillips Point, Suite 500 East

777 South Flagler Drive

West Palm Beach, Florida 33401

SEVENTH.         Provided the person proposed to be indemnified satisfies the requisite standard of conduct for permissive indemnification by a corporation as set forth in the applicable provisions of the Act (currently Sections 607.0850(1) and (2) of the Florida Statutes), as the same may be amended from time to time, the Corporation shall indemnify its officers and directors, and may indemnify its employees and agents (any such person, an “Indemnitee” and collectively, the “Indemnitees”), to the fullest extent permitted by applicable law (subject to any limitations contained in an agreement entered into by such person and the Corporation), from and against any and all of the expenses or liabilities incurred in defending a civil, criminal, administrative or investigative action, suit, or proceeding (collectively, “proceeding”) (other than

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in a proceeding (a) initiated by such person (unless authorized by the Board of Directors), or (b) wherein the Corporation and such person are adverse parties except for proceedings brought derivatively or by any receiver or trustee) or other matters referred to in or covered by said provisions, including advancement of expenses prior to the final disposition of such proceedings and amounts paid in settlement or compromise of such proceedings, both as to action in their official capacity and as to action in any other capacity while an officer, director, employee, or other agent of the Corporation.

Expenses (including attorneys’ fees) incurred by an officer or director in defending any proceeding shall be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by other employees and agents shall also be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

The Corporation acknowledges that certain of the Indemnitees may have certain rights to indemnification, advancement of expenses and/or insurance provided by the shareholders that nominated such Indemnitees to the Board of Directors (such shareholders, the “Other Indemnitors”). With respect to any such Indemnitees and with respect to any action, suit or proceeding for which indemnification or the advancement of expenses is required, the Corporation (i) shall be the indemnitor of first resort (i.e., its obligations to any such Indemnitee under these Articles are primary and any obligation of any Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Indemnitee are secondary), (ii) shall advance expenses and shall be liable for expenses, judgments, fines and amounts paid in settlement to the extent legally permitted and as required by the Articles of Incorporation and these Bylaws (or any other agreement between the Corporation and such Indemnitee) without regard to any rights any Indemnitee may have against the Other Indemnitors and (iii) irrevocably waives, relinquishes and releases all Other Indemnitors of any rights of subrogation in respect thereof. No advancement or payment by any Other Indemnitor to or on behalf of any Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from the Corporation shall affect the foregoing and such Other Indemnitor shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the Corporation.

The Corporation reserves the right, in its sole discretion and at its sole expense, to assume the defense of any proceeding upon 15 days’ written notice to any lndemnitee, including, but not limited to, the right to designate counsel reasonably acceptable to the lndemnitee and to control all negotiations, litigation, arbitration, settlements, compromises and appeals related to such proceeding; provided, however, that the Corporation shall not enter into any settlement or compromise of any such proceeding without the prior written consent of the Indemnitee. The Indemnitee shall not enter into any compromise or settlement of any such proceeding without the Corporation’s prior w:ittnn consent if such compromise or settlement (A) does not discharge and release such Indemnitee and the Corporation from any and all liabilities related to or arising from all matters forming the basis for the claim in respect of which such proceeding was brought or

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(B) imposes any material liability or obligation on the Corporation. If the Corporation assumes the defense of any proceeding pursuant to this paragraph, it shall not be required to pay any fees and expenses of counsel pursuant to this Article for such Indemnitee incurred thereafter in connection with such proceeding, except to the extent that such Indemnitee reasonably determines in his or her sole discretion that counsel designated by the Corporation has a conflict of interest, in which case the Corporation shall pay the fees and disbursements of one counsel (in addition to any local counsel) separate :from its own counsel for such Indemnitee.

The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any other Articles, Bylaw, agreement, vote of shareholders or directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs and personal and other legal representatives of such a person. Except as otherwise provided above, an adjudication of liability shall not affect the right to indemnification for those indemnified.

Limitation of Liability of Directors.  To the fullest extent permitted under the Florida Statutes and other applicable law, no director of the Corporation shall be personally liable to the Corporation or any of its shareholders or any other person for monetary damages for or relating to any statement, vote, decision or failure to act, regarding corporate management or policy or any other matter relating to the Corporation, by a director, unless the breach or failure to perform his or her duties as a director constitutes one of the liability exceptions set forth in Section 607.0831(1) of the Florida Statutes (or a successor provision of such law) as the same exists or may hereafter be amended. To the fullest extent permitted under the Florida Statutes and other applicable law, a director of the Corporation shall not be or held liable for any action taken as a director, or any failure to take action, if he or she performed the duties of his or her office in compliance with Section 607.0830 of the Florida Statutes (or a successor provision of such law) as the same exists or may hereafter be amended. If the Florida Statutes is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the Florida Statutes, as so amended.

Contract Right; Survival.   The rights to indemnification, expense advances and limitation of liability under this Article (if and as provided in this Article) shall be deemed to be a contract between the Corporation and each Indemnitee or other member of the Board of Directors, as applicable, who serves or served in such capacity at any time while this Article is in effect and, as such, are enforceable against the Corporation. Any repeal or modification of this Article shall not adversely affect any right or protection of an Indemnitee existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

Insurance.   The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise (including serving as a

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fiduciary of an employee benefit plan), with respect to any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article or the applicable provisions of Florida law.

Savings Clause.  If this Article or any portion hereof shall be invalidated or found to be unenforceable on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless, and make expense advances to, each Indemnitee entitled to such under and/or pursuant to this Article as to costs, charges and expenses (including attorneys’ fees), liabilities, judgments, fines and amounts paid in settlement with respect to any proceeding, including any action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and as otherwise permitted by applicable law.

EIGHTH.              The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation, and regulation of the powers of the Corporation and of its directors and shareholders:

A.           The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by these Articles or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B.           Special meetings of shareholders of the Corporation may be called by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption) (the “Full Board”), or by the holders of not less than [fifty percent (50%)] of all the votes entitled to be cast on any issue at the proposed special meeting if such holders of stock sign, date, and deliver to the Corporation’s Secretary one or more written demands for the meeting describing the purpose or purposes for which the special meeting is to be held.

NINTH.                The Board of Directors shall consider all factors it deems relevant in evaluating any proposed tender offer or exchange offer for the Corporation or any subsidiary’s stock, any proposed merger or consolidation of the Corporation or a subsidiary with or into another entity and any proposal to purchase or otherwise acquire all or substantially all the assets of the Corporation or any subsidiary. The Board of Directors shall evaluate whether the proposal is in the best interests of the Corporation and its subsidiaries by considering the best interests of the shareholders and other factors the directors determine to be relevant, including the social, legal, and economic effects on employees, customers, depositors, and communities served by the Corporation and any subsidiary. The Board of Directors shall evaluate the consideration being offered to the shareholders in relation to the then current market value of the Corporation or any subsidiary in a freely negotiated transaction, and the Board of Directors’ estimate of the future value of stock of the Corporation or any subsidiary as an independent entity.

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TENTH.               The Bylaws may be adopted, altered, amended, or repealed by either the shareholders or the Board of Directors, but the Board of Directors may not amend or repeal any Bylaw adopted by shareholders of the Corporation if the shareholders specifically provide such Bylaw is not subject to amendment or repeal by the Directors.

ELEVENTH.

A.           The initial number of directors shall be nine (9). The number of directors may be increased or decreased from time to time pursuant to, or in the manner provided by, the Bylaws of the Corporation, but shall never be less than one (1) nor more than twenty-five (25).

B.           Trident V Depository Holdings, L.P., Trident V Parallel Depository Holdings, L.P. and Trident V PF Depository Holdings, LLC, collectively, Kelso Investment Associates VIII, L.P. and KEP VI, LLC, collectively, and Tinicum Capital Partners II, L.P. (each a “Board Seat Investor”, and collectively, the “Board Seat Investors”) shall each be entitled to nominate one person mutually acceptable to such Board Seat Investor and the nominating committee of the Board (which approval shall not be unreasonably withheld or delayed) to be elected to the Board of Directors (and any applicable committees) (“Board Seat Investor Director”) as of the closing date of the first Drawdown (as defined in such Board Seat Investors’ subscription agreements (each a “Subscription Agreement”) dated June 3, 2010 (“Closing Date”) and executed by the Corporation and the Board Seat Investor, and to nominate a replacement Board Seat Investor Director mutually acceptable to the Board Seat Investor and the nominating committee of the Board (which approval shall not be unreasonably withheld or delayed) in the event that such Board Seat Investor’s designated director resigns from, or otherwise ceases to serve on, the Board of Directors. A Board Seat Investor shall immediately cease to have any right to nominate a director to the Board of Directors if such Board Seat Investor (i) becomes a “Defaulting Investor” (as defined in such Board Seat Investor’s Subscription Agreement), or (ii) ceases, together with its affiliates, to own at least a number of shares of the Corporation’s capital stock (“Shares”) equal to seventy-five percent (75%) of the sum of the Shares acquired by such Board Seat Investor and its affiliates (x) on the Closing Date, and (y) in all subsequent Drawdowns (as defined in such Board Seat Investor’s Subscription Agreement).

C.           The name and address of each person who is to serve as a director until the first annual meeting of the shareholders or until his/her successor is elected and qualified are as follows:

Michael Brown, Sr.

311 South Second Street

Fort Pierce, Florida 34950

Christopher Collins

c/o Kelso & Company

320 Park Ave., 24th Floor

New York, New York 10022

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Christopher Doody

c/o Stone Point Capital LLC

20 Horseneck Lane

Greenwich, Connecticut 06830

Frank H. Fee, III

311 South Second Street

Fort Pierce, Florida 34950

Seth Hendon

c/o Tinicum Inc.

800 Third Avenue

New York, New York 10022

Richard Lynch

311 South Second Street
Fort Pierce, Florida 34950

J. Hal Roberts, Jr.

311 South Second Street

Fort Pierce, Florida 34950

[Independent Director]

[Independent Director]

TWELFTH.          The Corporation reserves the right to amend or repeal any provisions contained in these Articles, or any amendment hereto, and any right conferred upon the shareholder(s) is subject to this reservation.

THIRTEENTH.         Business Opportunities.

Other Business Ventures. Any shareholder or any of its affiliates (other than any shareholder who may be employed by the Corporation or one of its subsidiaries) may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Corporation or any subsidiary thereof, and the Corporation, any subsidiary of the Corporation, the directors of the Corporation, the directors of any subsidiary of the Corporation and the other shareholders shall have no rights in and to such ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Corporation or any subsidiary thereof, shall not be deemed wrongful or improper or violation of any duty of such entity or individual; provided, however, that in no event shall any shareholder or any of its affiliates use confidential information of the Corporation in connection with their engagement in or possession of an interest in other business ventures of any nature or description, independently or with others,

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similar or dissimilar to the business of the Corporation or any subsidiary thereof; and provided, further, that any shareholder who may be employed by the Corporation or one of its subsidiaries may possess an ownership interest in any publicly-traded depository institution, bank holding company or savings and loan holding company, so long as that ownership interest does not exceed 2.0% of the total number of shares outstanding of such entity.

Referral of Business Opportunities. To the fullest extent permitted by applicable law or regulation, no shareholder (other than any shareholder who may be employed by the Corporation or one of its subsidiaries) nor any of its Affiliates shall be obligated to refer or present any particular business opportunity to the Corporation or any subsidiary thereof even if such opportunity is of a character that, if referred or presented to the Corporation or any subsidiary thereof, could be taken by the Corporation or any subsidiary thereof, and any such shareholder or any of its affiliates shall have the right to take for its own account (individually or as a partner, shareholder, member, participant or fiduciary) or to recommend to others such particular opportunity; provided, however, that (i) if a particular opportunity is solely and expressly presented by a third party to a director or, to the actual knowledge of any director nominated by a shareholder, to the shareholder designating such director or an Affiliate thereof, as an opportunity specifically for the Corporation or any of its subsidiaries, such opportunity shall be presented to the Board of Directors; and (ii) if both (x) the Corporation or any subsidiary thereof, and (y) any such director or, to the actual knowledge of any such director, the shareholder nominating such director or an Affiliate thereof, pursue the same opportunity, such shareholder and any director designated by such shareholder shall (1) abstain from any vote or approval of the shareholders or Board of Directors related to such business opportunity, and (2) be deemed to have voted their Voting Common Stock or Board of Director votes, as applicable, with respect to such matter in the same proportion as the votes of the other shareholders or directors, as applicable, in the aggregate on such matter.

3.           Attached hereto as Exhibit “A” is the information required to be submitted pursuant to Section 607.1007(4) of the Florida Statutes.

4.           The foregoing duly adopted Amended and Restated Articles of Incorporation shall supersede and replace the current Articles of Incorporation and any and all amendments thereto.

5.           The amendments contained in the Amended and Restated Articles of Incorporation have been adopted by the written consent by the shareholders and all of the Directors of the Corporation as of June 3, 2010.

6.           The number of votes cast for such amendments by the shareholders was sufficient for approval.

[Signature on the following page]

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In witness of the foregoing, the undersigned has caused these Articles to be executed by its duly authorized officer as of this 3rd day of June, 2010.

HCBF HOLDING COMPANY, INC.

By:	/s/ J. Hal Roberts, Jr.

Name:	J. Hal Roberts, Jr.
Title:	President

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HCBF HOLDING COMPANY, INC.

EXHIBIT A

TO

AMENDED AND RESTATED ARTICLES OF INCORPORATION

1.           The Amended and Restated Articles of Incorporation contains an amendment requiring shareholder approval.

2.           The name of the corporation is HCBF HOLDING COMPANY, INC.

3.           Article THIRD of the Articles of Incorporation shall be deleted in it entirety and replaced with the following:

“THIRD.              The general purpose of this Corporation shall be the transaction of any and all lawful activities or business for which corporations may be incorporated under the laws of the State of Florida.”

4.           Articles FOURTH and FIFTH of the Articles of Incorporation shall be deleted in their entirety and replaced with the following:

“FOURTH.           The aggregate number of shares of all classes of capital stock which this Corporation shall have authority to issue is 55,000,000, consisting of (i) 50,000,000 shares of common stock, each having a par value of $0.001 (the “Common Stock”), and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). As to the authorized 50,000,000 shares of Common Stock, the Corporation shall have the authority to issue 40,000,000 shares designated as “Voting Common Stock” and 10,000,000 shares designated as “Non-Voting Common Stock.” Except as expressly provided herein or required by law, all shares of Common Stock shall have the same rights, preferences, and limitations.

The designation and preferences, limitations, and relative rights of the Common Stock and the Preferred Stock of the Corporation are as follows:

A.           Provisions Relating to Common Stock.

1.           Dividends. Subject to the rights of the holders of Preferred Stock, the holders of the Common Stock shall be entitled to receive when, as and if declared by the Board of Directors of the Corporation (the “Board of Directors”), out of funds legally available therefore, dividends payable in cash, stock, or otherwise. In the case of the declaration and payment of a stock dividend, each class of Common Stock shall receive such stock dividend in like class of Common Stock.

2.           Liquidation. Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock shall have been paid the amounts to which they shall be entitled (if any) or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be

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distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

3.           Voting Rights to Amend Articles of Incorporation. In addition to any other vote required by law, the affirmative vote of a majority of the outstanding shares of Voting Common Stock and Non-Voting Common Stock, voting separately as a class, as the case may be, shall be required to amend, alter, or repeal (including by merger, consolidation, or otherwise) any provision of these Articles that materially and adversely affects the powers, preferences, limitations, or rights of the Voting Common Stock or the Non-Voting Common Stock, respectively.

B.           Provisions Relating to Voting Common Stock.

1.           Voting Rights. Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of Preferred Stock, as hereinbelow provided, all rights and all voting power shall be vested exclusively in the holders of the Voting Common Stock.

2.           Conversion Right.

(a)          Any holder of Voting Common Stock may at any time and from time to time elect to convert any number of shares of Voting Common Stock then held by such shareholder into an equal number of shares of Non-Voting Common Stock with the prior approval of the Board of Directors acting in its sole and absolute discretion.

(b)          Until presented and surrendered for cancellation following such conversion, each certificate representing shares of Voting Common Stock in respect of which a conversion election has been made and approved in accordance with the previous sentence shall be deemed to represent the number of shares of Non-Voting Common Stock into which such shares have been converted, and upon presentation and surrender of such certificate the holder thereof shall be entitled to receive a certificate for the appropriate number of shares of Non-Voting Common Stock. Upon conversion, each converted share of Voting Common Stock shall become an authorized but unissued share of Voting Common Stock. The Corporation shall from time to time reserve for issuance the number of shares of Non-Voting Common Stock into which all outstanding shares of Voting Common Stock may then be converted, and shall reserve for issuance the number of shares of Voting Common Stock into which all outstanding shares of Non-Voting Common Stock may be converted; provided, however, that the Corporation shall restrict the number of shares that may be converted at any time to no more than the number of shares that would result in any shareholder reaching (but not exceeding) its voting limit under its subscription agreement.

C.           Provisions Relating to Non-Voting Common Stock.

1.           Voting Rights. Except as otherwise required by law or as may be provided herein, shares of Non-Voting Common Stock shall have no voting power on any matter.

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2.           Conversion Right.

(a)          Any holder of Non-Voting Common Stock may irrevocably convert any number of shares of Non-Voting Common Stock into an equal number of shares of Voting Common Stock, but only if such conversion is simultaneous with or following (i) a transfer that is part of a widely distributed public offering of Voting Common Stock, (ii) a transfer that is part of a private placement of Voting Common Stock in which no one party acquires the rights to purchase in excess of 2% of the Voting Common Stock then outstanding, (iii) a transfer of Voting Common Stock to an underwriter for the purpose of conducting a widely distributed public offering, (iv) following a widely distributed public offering, a transfer of Voting Common Stock not requiring registration under the Securities Act of 1933, as amended, in reliance on Rule 144 thereunder in which no one party acquires in excess of 2% of the Voting Common Stock then outstanding, (v) transfers to the Corporation (or a subsidiary thereof) or (vi) a transfer to a person that would control more than 50% of the “voting securities” of the Corporation as defined by the Office of Thrift Supervision or its successor without giving effect to such transfer (the “Conversion Conditions”). Such conversion shall be binding on all direct or indirect transferees and assignees. If the Corporation ceases to be a savings and loan holding company or ceases to control a depository institution, then the Conversion Conditions shall lapse and any holder of Non-Voting Common Stock may convert such shares of Non-Voting Common Stock into Voting Common Stock without limitation as described herein.

(b)          Until presented and surrendered for cancellation following such conversion, each certificate representing shares of Non-Voting Common Stock in respect of which a conversion election has been made and approved in accordance with Article FOURTH, Section C.2.(a), shall be deemed to represent the number of shares of Voting Common Stock into which such shares have been converted, and upon presentation and surrender of such certificate the holder thereof shall be entitled to receive a certificate for the appropriate number of shares of Voting Common Stock. Upon a conversion, each converted share of Non-Voting Common Stock shall become an authorized by unissued share of Voting Common Stock. The Corporation shall from time to time reserve for issuance the number of shares of Non-Voting Common Stock into which all outstanding shares of Voting Common Stock may then be converted, and shall reserve for issuance the number of shares of Voting Common Stock into which all outstanding shares of Non-Voting Common Stock may be converted.

D.           Provisions Relating to Preferred Stock.

1.           Number and Class of Shares Authorized. The Corporation is authorized to issue up to 5,000,000 shares of Preferred Stock, which constitutes a separate and single class of shares, and which may be issued in one or more series.

2.           Rights, Preferences and Restrictions. The Board of Directors is vested with the authority to establish, in its discretion, the voting rights and other designations, preferences, rights, qualifications, limitations, and restrictions, if any, of each such series by the adoption and filing in accordance with the Act, before any such issuance of any shares of such series, of an amendment or amendments to these Articles determining the terms of such series, which amendment need not be approved by the shareholders or holders of any class or series of

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shares except as provided for by law. All shares of Preferred Stock of the same series shall be identical with each other in all respects.”

5.           Article SEVENTH of the Articles of Incorporation shall be deleted in its entirety and replaced with the following:

“SEVENTH.         Provided the person proposed to be indemnified satisfies the requisite standard of conduct for permissive indemnification by a corporation as set forth in the applicable provisions of the Act (currently Sections 607.0850(1) and (2) of the Florida Statutes), as the same may be amended from time to time, the Corporation shall indemnify its officers and directors, and may indemnify its employees and agents (any such person, an “Indemnitee” and collectively, the “Indemnitees”), to the fullest extent permitted by applicable law (subject to any limitations contained in an agreement entered into by such person and the Corporation), from and against any and all of the expenses or liabilities incurred in defending a civil, criminal, administrative or investigative action, suit, or proceeding (collectively, “proceeding”) (other than in a proceeding (a) initiated by such person (unless authorized by the Board of Directors), or (b) wherein the Corporation and such person are adverse parties except for proceedings brought derivatively or by any receiver or trustee) or other matters referred to in or covered by said provisions, including advancement of expenses prior to the final disposition of such proceedings and amounts paid in settlement or compromise of such proceedings, both as to action in their official capacity and as to action in any other capacity while an officer, director, employee, or other agent of the Corporation.

Expenses (including attorneys’ fees) incurred by an officer or director in defending any proceeding shall be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by other employees and agents shall also be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

The Corporation acknowledges that certain of the Indemnitees may have certain rights to indemnification, advancement of expenses and/or insurance provided by the shareholders that nominated such Indemnitees to the Board of Directors (such funds, the “Other Indemnitors”). With respect to any such Indemnitees and with respect to any action, suit or proceeding for which indemnification or the advancement of expenses is required, the Corporation (i) shall be the indemnitor of first resort (i.e., its obligations to any such Indemnitee under these Articles are primary and any obligation of any Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Indemnitee are secondary), (ii) shall advance expenses and shall be liable for expenses, judgments, fines and amounts paid in settlement to the extent legally permitted and as required by the Bylaws or these Articles of Incorporation (or any other agreement between the Corporation and such Indemnitee) without regard to any rights any Indemnitee may have against the Other Indemnitors and (iii) irrevocably waives, relinquishes and releases all Other Indemnitors of any rights of subrogation in respect thereof. No advancement or payment by any Other Indemnitor to or on behalf of any Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from the Corporation shall affect the foregoing and such

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Other Indemnitor shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the Corporation.

The Corporation reserves the right, in its sole discretion and at its sole expense, to assume the defense of any proceeding upon 15 days’ written notice to any lndemnitee, including, but not limited to, the right to designate counsel reasonably acceptable to the lndemnitee and to control all negotiations, litigation, arbitration, settlements, compromises and appeals related to such proceeding; provided, however, that the Corporation shall not enter into any settlement or compromise of any such proceeding without the prior written consent of the Indemnitee. The Indemnitee shall not enter into any compromise or settlement of any such proceeding without the Corporation’s prior w:ittnn consent if such compromise or settlement (A) does not discharge and release such Indemnitee and the Corporation from any and all liabilities related to or arising from all matters forming the basis for the claim in respect of which such proceeding was brought or (B) imposes any material liability or obligation on the Corporation. If the Corporation assumes the defense of any proceeding pursuant to this paragraph, it shall not be required to pay any fees and expenses of counsel pursuant to this Article for such Indemnitee incurred thereafter in connection with such proceeding, except to the extent that such Indemnitee reasonably determines in his or her sole discretion that counsel designated by the Corporation has a conflict of interest, in which case the Corporation shall pay the fees and disbursements of one counsel (in addition to any local counsel) separate :from its own counsel for such Indemnitee.

The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of shareholders or directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs and personal and other legal representatives of such a person. Except as otherwise provided above, an adjudication of liability shall not affect the right to indemnification for those indemnified.

Limitation of Liability of Directors.   To the fullest extent permitted under the Florida Statutes and other applicable law, no director of the Corporation shall be personally liable to the Corporation or any of its shareholders or any other person for monetary damages for or relating to any statement, vote, decision or failure to act, regarding corporate management or policy or any other matter relating to the Corporation, by a director, unless the breach or failure to perform his or her duties as a director constitutes one of the liability exceptions set forth in Section 607.0831(1) of the Florida Statutes (or a successor provision of such law) as the same exists or may hereafter be amended. To the fullest extent permitted under the Florida Statutes and other applicable law, a director of the Corporation shall not be or held liable for any action taken as a director, or any failure to take action, if he or she performed the duties of his or her office in compliance with Section 607.0830 of the Florida Statutes (or a successor provision of such law) as the same exists or may hereafter be amended. If the Florida Statutes is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the Florida Statutes, as so amended.

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Contract Right; Survival.  The rights to indemnification, expense advances and limitation of liability under this Article (if and as provided in this Article) shall be deemed to be a contract between the Corporation and each Indemnitee or other member of the Board of Directors, as applicable, who serves or served in such capacity at any time while this Article is in effect and, as such, are enforceable against the Corporation. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise (including serving as a fiduciary of an employee benefit plan), with respect to any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article or the applicable provisions of Florida law.

Savings Clause. If this Article or any portion hereof shall be invalidated or found to be unenforceable on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless, and make expense advances to, each Indemnity entitled to such under and/or pursuant to this Article as to costs, charges and expenses (including attorneys’ fees), liabilities, judgments, fines and amounts paid in settlement with respect to any proceeding, including any action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and as otherwise permitted by applicable law.”

6.           Articles SIXTH through and ELEVENTH of the Articles of Incorporation shall be renumbered Articles FIFTH through TENTH.

7.           Article ELEVENTH has been added to the Articles of Incorporation as follows:

“ELEVENTH.

A.           The initial number of directors shall be nine (9). The number of directors may be increased or decreased from time to time pursuant to, or in the manner provided by, the Bylaws of the Corporation, but shall never be less than one (1) nor more than twenty-five (25).

B.           Trident V Depository Holdings, L.P., Trident V Parallel Depository Holdings, L.P. and Trident V PF Depository Holdings, LLC, collectively, Kelso Investment Associates VIII, L.P. and KEP VI, LLC, collectively, and Tinicum Capital Partners II, L.P. (each a “Board Seat Investor”, and collectively, the “Board Seat Investors”) shall each be entitled to nominate one person mutually acceptable to such Board Seat Investor and the nominating committee of the Board (which approval shall not be unreasonably withheld or delayed) to be elected to the Board of Directors (and any applicable committees) (“Board Seat Investor Director”) as of the closing date of the first Drawdown (as defined in such Board Seat Investors’ subscription agreements (each a “Subscription Agreement”) dated June 3, 2010 (“Closing Date”) and executed by the

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Corporation and the Board Seat Investor, and to nominate a replacement Board Seat Investor Director mutually acceptable to the Board Seat Investor and the nominating committee of the Board (which approval shall not be unreasonably withheld or delayed) in the event that such Board Seat Investor’s designated director resigns from, or otherwise ceases to serve on, the Board of Directors. A Board Seat Investor shall immediately cease to have any right to nominate a director to the Board of Directors if such Board Seat Investor (i) becomes a “Defaulting Investor” (as defined in such Board Seat Investor’s Subscription Agreement), or (ii) ceases, together with its affiliates, to own at least a number of shares of the Corporation’s capital stock (“Shares”) equal to seventy-five percent (75%) of the sum of the Shares acquired by such Board Seat Investor and its affiliates (x) on the Closing Date, and (y) in all subsequent Drawdowns (as defined in such Board Seat Investor’s Subscription Agreement).

C.           The name and address of each person who is to serve as a director until the first annual meeting of the shareholders or until his/her successor is elected and qualified are as follows:

Michael Brown, Sr.

311 South Second Street

Fort Pierce, Florida 34950

Christopher Collins

c/o Kelso & Company

320 Park Ave., 24th Floor

New York, New York 10022

Christopher Doody

c/o Stone Point Capital LLC

20 Horseneck Lane

Greenwich, Connecticut 06830

Frank H. Fee, III

311 South Second Street

Fort Pierce, Florida 34950

Seth Hendon

c/o Tinicum Inc.

800 Third Avenue

New York, New York 10022

Richard Lynch

311 South Second Street

Fort Pierce, Florida 34950

J. Hal Roberts, Jr.

311 South Second Street

Fort Pierce, Florida 34950

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[Independent Director]

[Independent Director]

8.          Article THIRTEENTH has been added to the Articles of Incorporation as follows:

“THIRTEENTH.         Business Opportunities.

Other Business Ventures.  Any shareholder or any of its affiliates (other than any shareholder who may be employed by the Corporation or one of its subsidiaries) may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Corporation or any subsidiary thereof, and the Corporation, any subsidiary of the Corporation, the directors of the Corporation, the directors of any subsidiary of the Corporation and the other shareholders shall have no rights in and to such ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Corporation or any subsidiary thereof, shall not be deemed wrongful or improper or violation of any duty of such entity or individual; provided, however, that in no event shall any shareholder or any of its affiliates use confidential information of the Corporation in connection with their engagement in or possession of an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Corporation or any subsidiary thereof; and provided, further, that any shareholder who may be employed by the Corporation or one of its subsidiaries may possess an ownership interest in any publicly-traded depository institution, bank holding company or savings and loan holding company, so long as that ownership interest does not exceed 2.0% of the total number of shares outstanding of such entity.

Referral of Business Opportunities.  To the fullest extent permitted by applicable law or regulation, no shareholder (other than any shareholder who may be employed by the Corporation or one of its subsidiaries) nor any of its Affiliates shall be obligated to refer or present any particular business opportunity to the Corporation or any subsidiary thereof even if such opportunity is of a character that, if referred or presented to the Corporation or any subsidiary thereof, could be taken by the Corporation or any subsidiary thereof, and any such shareholder or any of its affiliates shall have the right to take for its own account (individually or as a partner, shareholder, member, participant or fiduciary) or to recommend to others such particular opportunity; provided, however, that (i) if a particular opportunity is solely and expressly presented by a third party to a director or, to the actual knowledge of any director nominated by a shareholder, to the shareholder designating such director or an Affiliate thereof, as an opportunity specifically for the Corporation or any of its subsidiaries, such opportunity shall be presented to the Board of Directors; and (ii) if both (x) the Corporation or any subsidiary thereof, and (y) any such director or, to the actual knowledge of any such director, the shareholder nominating such director or an Affiliate thereof, pursue the same opportunity, such shareholder and any director designated by such shareholder shall (1) abstain from any vote or approval of the shareholders or Board of Directors related to such business opportunity, and (2) be deemed to have voted their Voting Common Stock or Board of Director votes, as applicable,

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with respect to such matter in the same proportion as the votes of the other shareholders or directors, as applicable, in the aggregate on such matter.”

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